                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        NATIONAL CITY BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                        NATIONAL CITY BANCSHARES, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                         NATIONAL CITY BANCSHARES, INC.
                                227 MAIN STREET
                           EVANSVILLE, INDIANA 47708


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 15, 1997


TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NATIONAL CITY BANCSHARES, INC. (the "Corporation") will be held in the Casino Aztar Hotel, Mezzanine Meeting Rooms, 421 N.W. Riverside Drive, Evansville, Indiana, on Tuesday, April 15, 1997, at 9:30 a.m., C.D.T., for the purpose of considering and voting upon the following matters:

1. The election of three directors in Class II, each to serve a term expiring at the 2000 Annual Meeting of Shareholders.

2. To ratify the appointment of McGladrey & Pullen, LLP, as the independent certified public accountants for the Corporation and its subsidiaries for the fiscal year ending December 31, 1997.

3. Whatever other business that may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

Shareholders of record at the close of business on February 28, 1997, are the only shareholders entitled to notice of and to vote at the meeting.


                                By Order of the Board of Directors,

                                /S/ HAROLD A. MANN

                                HAROLD A. MANN, Secretary



March 17, 1997



                                   IMPORTANT


WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                         NATIONAL CITY BANCSHARES, INC.
                              EVANSVILLE, INDIANA


                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National City Bancshares, Inc. (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 15, 1997, in accordance with the foregoing notice.

The Corporation is a bank holding company that owns twelve banks, a leasing company, and a property management company, all of which are wholly-owned subsidiaries.

The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All cost associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on March 17, 1997.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the three persons listed in this Proxy Statement; and "FOR" the ratification of the Corporation's accountants described in the Proxy Statement.

                               VOTING SECURITIES

Only shareholders of record at the close of business on February 28, 1997, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of February 28, 1997, the Corporation had outstanding 9,433,046 shares of common stock, without par value. On all matters including the election of directors, each shareholder will have one vote for each share held. In electing directors, each shareholder has the right to cumulate the shareholder's votes. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected and to cast those votes for one candidate or spread those votes among several candidates. Unless the shareholder specifies otherwise, the persons named in the enclosed Proxy will allocate votes in their discretion among the nominees for director for whom they are authorized to vote.

A quorum will be present if the holders of one-third of the outstanding shares of common stock are present at the meeting, in person, or by Proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting. Ratification of the Corporation's accountants requires that the number of shares voted in favor of the proposal be greater than the number opposing it.

A Proxy may indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposals, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because neither of the proposals to be considered at the meeting requires the affirmative vote of a specified number of outstanding shares, neither the non-voting of shares nor abstentions will affect the election of directors or ratification of accountants.

SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------

Listed in the following table is the number of shares of the Corporation's common stock beneficially owned by directors and executive officers of the
Corporation:

-------------------------------------------------------------------------------------
  TITLE OF                                        AMOUNT AND NATURE OF    PERCENT OF
   CLASS          NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)   CLASS(2)
-------------------------------------------------------------------------------------
Common Stock  Janice L. Beesley                  53,087 (3)                0.56%
Common Stock  Benjamin W. Bloodworth             32,411 (4)                0.34%
Common Stock  Michael F. Elliott                307,176 (5)                3.25%
Common Stock  Susanne R. Emge                    22,770 (6)                0.24%
Common Stock  Donald G. Harris                   11,230                    0.12%
Common Stock  H. Ray Hoops                          469                    0.00%
Common Stock  Robert A. Keil                     41,939 (7)                0.44%
Common Stock  John D. Lippert                    72,488 (8)                0.77%
Common Stock  Harold A. Mann                     31,588 (9)                0.33%
Common Stock  Ronald G. Reherman                  8,453 (10)               0.09%
Common Stock  Laurence R. Steenberg              27,756                    0.29%

              All Directors and Executive
Common Stock  Officers as a Group (11 persons)  609,367 (11)               6.35%
-------------------------------------------------------------------------------------

(1) Beneficial ownership includes shares as to which an individual shares voting or investment power with another. The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) The calculations of percent of class is based on the number of shares of common stock outstanding as of February 28, 1997.

(3)  All shares with shared voting and investment power with spouse.

(4) Includes 52 shares with sole voting and investment power; 2,959 shares with sole voting and investment power by spouse; and 29,400 shares that may be purchased pursuant to options exercisable within 60 days.

(5) Includes 238,820 shares with sole voting and investment power; 14,264 shares with shared voting and investment power with spouse; 17,924 shares with sole voting and investment power by spouse; 3,093 shares held by a trust with shared voting and investment power; and 33,075 shares that may be purchased pursuant to options exercisable within 60 days.

(6) Includes 1,855 shares with sole voting and investment power; 13,829 shares with shared voting and investment power with spouse; and 7,086 shares with sole voting and investment power by spouse.

(7) Includes 8,864 shares with shared voting and investment powers with spouse; and 33,075 shares that may be purchased pursuant to options exercisable within 60 days.

(8) Includes 23,814 shares with sole voting and investment power; 2,082 shares with shared voting and investment power with spouse; 13,125 shares with sole voting and investment power by spouse; and 33,467 shares that may be purchased pursuant to options exercisable within 60 days.

(9) Includes 192 shares with sole voting and investment power; 1,996 shares with shared voting and investment power with spouse; and 29,400 shares that may be purchased pursuant to options exercisable within 60 days.

(10) Includes 2,140 shares with sole voting and investment power; and 6,313 shares with shared voting and investment power with spouse.

(11) Includes 158,417 shares that may be purchased pursuant to options exercisable within 60 days.

                       ITEM 1.  ELECTION OF DIRECTORS AND
               INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS


The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting.

Each of the nominees below currently serves as a director of the Corporation. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:



                                                                                            DIRECTOR OF
                  NAME AND PRINCIPAL OCCUPATION                                             CORPORATION
                        (PAST FIVE YEARS)                                       AGE            SINCE
-------------------------------------------------------------------------------------------------------
                                            CLASS II
                                            --------

The following are nominees for directorship in Class II of the Board of Directors, whose terms shall expire at the Annual Meeting of Shareholders in 2000.


 Susanne R. Emge                                                                55              1985
  Executive Director, St. Mary's Medical Center
  Foundation (February 1997 to Present);
  Senior Vice President - Community Relations
  and Trust Manager, The National City  Bank of
  Evansville (May 1996 to February 1997);
  Vice President for Corporate and Community Services,
  Deaconess Hospital, Inc. (1990 to 1995);
  Treasurer, Emge Realty Company, Inc.;  and
  Director, The National City Bank of Evansville (1979 to 1995)

 Robert A. Keil                                                                 53              1993
  President (1993 to Present) and Assistant Secretary and
  Assistant Treasurer (1985 to 1993) of the Corporation; and
  Executive Vice President, The National City Bank of
  Evansville and the Corporation (1991 to 1993)

 Laurence R. Steenberg                                                          58              1985
  President, BST Incorporated (Oil Production);
  Assistant Professor of Management, University of Evansville;
  Director, Rudolph Construction Company (August 1996 to Present)
  Part Owner and Manager, World Connection Services, LLC,
  (Internet services provider)  (1994 to Present);
  and Director, The National City Bank of Evansville (1983 to 1995)

                                                                                            DIRECTOR OF
                  NAME AND PRINCIPAL OCCUPATION                                             CORPORATION
                        (PAST FIVE YEARS)                                       AGE            SINCE
-------------------------------------------------------------------------------------------------------

                                                CLASS III
                                                ---------
                             (Continuing Directors with Term to Expire 1998)
 Dr. H. Ray Hoops                                                               57              1996
  President, University of Southern Indiana (1994 to Present);
  Director, The National City Bank of Evansville (1993 to April 1996);
  Director, NCBE Leasing Corp. (1994 to Present); and
  Vice Chancellor for Academic Affairs, University of Mississippi,
  (1988-1994)

 John D. Lippert                                                                63              1985
  Chairman of the Board and Chief Executive Officer of
  the Corporation  (1993 to Present);
  Chairman of the Board, The National City Bank of
  Evansville (1994 to January 1996);
  Chairman of the Board and Chief Executive Officer,
  The National City Bank of Evansville (1993 to 1994);
  Chairman of the Board, President, and Chief Executive Officer
  of the Corporation and The National City Bank of Evansville
  (1992 to 1993);  President of the Corporation (1985 to 1992);
  President and Chief Executive Officer, The National City
  Bank of Evansville (1989 to 1992); and
  Director, The National City Bank of Evansville (1981 to December 1996)

 Ronald G. Reherman                                                             60              1985
  Chairman of the Board, President and Chief Executive Officer,
  SIGCORP, Inc. (Gas and Electric Public Utility Holding Company) (January
  1996 to Present);  Chairman of the Board, President and Chief Executive
  Officer, Southern Indiana Gas and Electric Company (SIGECO)
  (Public Utility) (1992 to Present);  President and Chief Executive Officer,
  SIGECO (1990 to 1992); and  Director, The National City Bank of Evansville
  (1985 to 1995)

                                                                                            DIRECTOR OF
                  NAME AND PRINCIPAL OCCUPATION                                             CORPORATION
                        (PAST FIVE YEARS)                                       AGE            SINCE
-------------------------------------------------------------------------------------------------------

                                               CLASS I
                                               -------
                           (Continuing Directors with Term to Expire 1999)
 Janice L. Beesley                                                              43              1995
  President and Chief Executive Officer,
  United Federal Savings Bank;
  President, UniFed, Inc.; and
  President and Chief Executive Officer,
  United Financial Bancorp, Inc. (1992 to August 1995)

 Michael F. Elliott                                                             45              1994
  Executive Vice President of the Corporation  (1993 to Present);
  Chairman of the Board (January 1996 to Present),
  President (1994 to January 1996), and
  Chief Executive Officer (1994 to Present),
  The National City Bank of Evansville;
  Director, United Federal Savings Bank (1995 to December 1996);
  Chairman of the Board (1989 to July 1996) and Chief Executive
  Officer, The State Bank of Washington (1989 to 1994); and
  Chairman of the Board (1990 to 1993) and
  President and Chief Executive Officer, Sure Financial
  Corporation (1988 to 1993)

 Donald G. Harris                                                               64              1986
  Retired President, Mead Johnson Nutritional Group;
  President, Mead Johnson Nutritional Group (1989 to 1993); and
  Director, The National City Bank of Evansville (1986 to 1995)

Unless otherwise indicated, each of the nominees and directors has had the same position or another executive position with the same employer during the past five years.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Compensation and Audit Committees, but does not have a nominating committee.

In addition to the regular monthly meetings of the Board of Directors, some of the directors also serve on one or more of the various Board committees. During 1996, the Board of Directors met twelve times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served, with the exception of Ronald G. Reherman who attended 74%.

The duties of the Compensation Committee are explained later under "Compensation of Executive Officers." The Audit Committee approves and reviews the internal audit programs of the Corporation and its subsidiaries. The Audit Committee reviews the results of the independent accountant's audit and reports to the Board of Directors. During 1996 the Audit Committee met seven times and was comprised of four outside directors and the members were as follows:

        Ronald G. Reherman, Chairperson; Donald G. Harris; H. Ray Hoops; and Laurence R. Steenberg

The Corporation's nominating function is performed by the Board of Directors. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III,
Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, National City Bancshares, Inc., 227 Main Street, P. O. Box 868, Evansville, Indiana, 47705-0868.

Directors of the Corporation, other than those who also serve as a Corporate or subsidiary officer, received for their services an annual retainer of $8,000 plus $200 for each Board of Directors' meeting attended and $150 for each committee meeting attended. Directors who serve as Corporate or subsidiary officers receive no separate compensation for Board service.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the Chief Executive Officer of the Corporation and the Corporation's four next most highly compensated executive officers, whose compensation in 1996 exceeded $100,000, hereinafter the "Named Executive Officers."


                           SUMMARY COMPENSATION TABLE


                                                               Long-Term
                                                              Compensation
                                    Annual Compensation          Awards
                                   ----------------------  ------------------
                                                               Securities
                                                           Underlying Options     All Other
Name and Principal Position  Year    Salary     Bonus(1)      # Shares(2)       Compensation
-----------------------------------------------------------------------------------------------
John D. Lippert              1996    $275,000     $ -----        -----         $128,042 (3,4,5)
 Chairman of the Board and   1995     230,000       -----       66,150           68,969 (3,4)
 Chief Executive Officer     1994     210,000       -----        -----           50,710 (3,4)

Michael F. Elliott           1996     165,000      31,500       10,500           22,500 (3)
 Executive Vice President    1995     150,000      23,970       33,075           22,500 (3)
                             1994     136,400       -----        -----           18,203 (3)

Robert A. Keil               1996     145,000      26,880       10,500           22,500 (3)
 President                   1995     128,000      19,222       33,075           22,083 (3)
                             1994     109,375       -----        -----           14,618 (3)

Benjamin W. Bloodworth       1996     125,000      23,100        -----           22,215 (3)
 Executive Vice President    1995     110,000      17,394       44,100           19,109 (3)
                             1994      99,000       -----        -----           13,232 (3)

Harold A. Mann               1996      85,000      16,800        -----           15,270 (3)
Secretary and Treasurer      1995      80,000       -----       44,100           12,000 (3)
                             1994      70,000       -----        -----            9,356 (3)

(1) Amounts shown represent amounts paid under the Management Incentive Compensation Plan.

(2) Options granted have been adjusted for stock dividends and the two-for-one stock split issued in April 1996.

(3) Amounts shown represent amounts contributed to the profit sharing plan provided for all employees who complete one year of service.

(4) Includes a supplemental retirement contribution of $51,547, $46,469, and $30,662 for 1996, 1995, and 1994, respectively.

(5) Includes $53,995 income realized from the exercise of non-qualified stock options.

                         1996 STOCK OPTION GRANT TABLE

The following table sets forth the stock options granted to the Named Executive Officers during 1996 under the Corporation's Incentive Stock Option Plan.

                                  Individual Grants                               Potential Realizable Value
                    ----------------------------------------------                 at Assumed Annual Rates
                                      % of Total                                 of Stock Price Appreciation
                                       Options          Exercise                     for Option Term (3)
                      Options    Granted to Employees   Price(2)    Expiration  ------------------------------
       Name         Granted(1)         in 1996          Per Share      Date           5%              10%
------------------  -----------  --------------------  -----------  ----------  ------------------------------
Michael F. Elliott       10,500           11              $26.90    10/15/2006      177,631         450,152
Robert A. Keil           10,500           11              $26.90    10/15/2006      177,631         450,152

(1) Options granted in 1996 were both incentive stock options and non-qualified stock options exercisable one year after the date of grant. These options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The number of options and exercise prices in the table have been adjusted for stock dividends.

(2) Exercise price is the fair market value on the date of grant, adjusted for stock dividends.

(3) The values in the columns below result from calculations based on the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

              1996 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year end.

                                                                        Value ($) of
                                                        Number (#) of   Unexercised
                                                         Unexercised   "in-the-money"
                                                          Options -      Options -
                                                          12/31/96      12/31/96(2)
                                                        -------------  --------------
                        Shares Acquired  Net Value ($)  Exercisable/    Exercisable/
         Name             on Exercise    Realized(1)   Unexercisable   Unexercisable
-------------------------------------------------------------------------------------
John D. Lippert              10,633       $103,549          11,417/       $104,808/
                                                            44,100        $404,838

Benjamin W. Bloodworth            0              0          14,700/       $134,946/
                                                            29,400        $269,892

Michael F. Elliott                0              0          33,075/       $303,628/
                                                            10,500        $ 24,675

Robert A. Keil                    0              0          33,075/       $303,628/
                                                            10,500        $ 24,675

Harold A. Mann                    0              0          14,700/       $134,946/
                                                            29,400        $269,892

(1) Value is calculated based on closing market price of the Corporation's common stock at exercise date, less the exercise price.

(2) Value is calculated based on the closing market price of the common stock on December 31, 1996, less the option exercise price.

PENSION PLANS

Qualified Retirement Plan
-------------------------

The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (age 60) under the qualified defined benefit pension plan covering the Corporation and all subsidiaries, based on remuneration that is covered under the plan and years of service.


                               PENSION PLAN TABLE


                                        YEARS OF SERVICE
------------------------------------------------------------------------------
REMUNERATION       15         20         25         30         35        40
------------------------------------------------------------------------------
$125,000        $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500  $100,000
 150,000          45,000     60,000     75,000     90,000    105,000   120,000
 175,000          52,500     70,000     87,500    105,000    122,500   140,000
 200,000          60,000     80,000    100,000    120,000    140,000   160,000
 225,000          67,500     90,000    112,500    135,000    157,500   180,000
 250,000          75,000    100,000    125,000    150,000    175,000   200,000
 300,000          90,000    120,000    150,000    180,000    210,000   240,000
 350,000         105,000    140,000    175,000    210,000    245,000   280,000

              (The benefits shown above may be limited by law.)


Each employee who completes one year of eligible service is an eligible participant under the plan. The plan generally provides for a prospective benefit calculated as follows: 2% of the average annual salary of the five highest consecutive years within the last ten calendar years of credited service for each year of credited service up to 40 years' maximum. "Average annual salary" includes salary, bonus, and other amounts paid in cash to an eligible participant. The plan provides for early retirement at age 55 with reduced benefits or normal retirement with full benefits starting at age 60. Employees who participate in the plan become fully vested with the completion of 5 years of eligible service. The normal form of pension payment is in the form of a life annuity. For a married participant, the normal payment is in the form of a qualified joint and survivor annuity benefit. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security.

Covered compensation for John D. Lippert and Michael F. Elliott, as of the end of the last calendar year, was limited by law and totaled $150,000 each; and their years of service were seventeen years and two years, respectively. Years of service for Robert A. Keil, Benjamin W. Bloodworth, and Harold A. Mann were thirty-one years, sixteen years, and thirty-nine years, respectively.


Supplemental Retirement Benefit Agreement
-----------------------------------------

During 1994 a supplemental retirement benefit agreement was signed between John
D. Lippert and The National City Bank of Evansville. The annual retirement benefit of the Corporation's Chairman, John D. Lippert, was affected by recent limitations imposed by the Internal Revenue Service. To compensate for this, upon recommendation of the Corporation's Compensation Committee, the Board of Directors of The National City Bank of Evansville established a supplemental retirement plan for Chairman Lippert. This plan was moved to the Corporation during 1995. The plan calls for annual payments to Chairman Lippert of $25,000 upon his retirement from the Corporation, but not sooner than his sixty-fifth birthday.

Option Plan
-----------

On October 18, 1995, the Board of Directors adopted the Corporation's Incentive Stock Option Plan (the "Option Plan"), which the shareholders approved on
April 16, 1996. The Option Plan authorizes the Compensation Committee to award incentive and non-qualified stock options to key employees of the Corporation and its subsidiaries. The total number of shares of common stock reserved for issuance under the Option Plan is currently 639,450 shares, subject to antidilution adjustments. The Option Plan will terminate no later than October 18, 2005. At December 31, 1996, options to purchase an aggregate of 357,392 shares had been granted and were outstanding under the Option Plan.


REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation in Compensation
---------------------------------------------------------------------------
Decisions
---------

The Compensation Committee consists of four outside Directors: Messrs. Steenberg, Harris, Hoops, and Reherman. None of the committee members is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Corporation.

Compensation Committee Structure and Philosophy

The Compensation Committee has the responsibility for setting executive salaries and benefits. The Compensation Committee met four times during the year to establish, among other actions, the compensation of John D. Lippert, the Corporation's Chairman and Chief Executive Officer, and other executive officers.

Essentially, the executive compensation program of the Corporation has been designed to:


  - Support a pay-for-performance policy that awards executive officers for corporate performance.

  - Motivate key senior officers to achieve strategic goals.

  - Provide compensation opportunities which are comparable to those offered by other comparable companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.


Salary
------

The Compensation Committee retained the services of McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, to advise the Compensation Committee in their process of establishing adequate, fair compensation and benefits for the Corporation's and its member banks' executive officers. The consultant provided, among other information, current recognized compensation studies. The data gave the Compensation Committee comparisons of compensation and benefits for like positions among various peer groups. The Compensation Committee increased the salary of each named executive for 1996. It was determined that the base compensation of these officers was not within an acceptable percentile of competitive base compensation from available data.
The Compensation Committee, with the assistance of its consultant, reviewed the following published compensation surveys to establish competitive compensation data: Illinois Banker's Association Midwest Bank Holding Company Compensation Survey, Cole Survey (National), Wyatt Data Services (National), Indiana Bankers Association Survey, Illinois Bankers Association Survey, Kentucky Bankers Association Survey, Bank Administration Institute (Regional) Compensation Survey and the Community Bankers Association of Illinois Survey.

Management Incentive Compensation Plan
--------------------------------------

Additionally, the Compensation Committee, with the further assistance from McGladrey & Pullen, LLP, designed a Management Incentive Compensation Plan. The plan was subsequently approved by the full Board of Directors for implementation in 1994, with the first possible payout to be in 1995 based on 1994 performance. A brief summary of the Plan follows:

    The purpose of the Plan is to help improve overall Corporate performance by providing executives with variable award opportunities in return for outstanding measured performance.

    The Plan provides incentive opportunities based on the achievement of a combination of Corporation, member subsidiary, and individual executive goals. Specific measurable performance goals are established at the beginning of each year and approved by the Compensation Committee of the Board of Directors. At the end of the year, actual performance relative to the predetermined goals determine earned incentive awards. The Corporation must exceed a threshold return on assets percentage to provide an incentive. The Plan is designed to pass the majority of incremental income to shareholders' equity. The Compensation Committee approves all incentive payouts.

    During 1995 the Corporation exceeded its return-on-asset target, and the named executive officers satisfied their personal performance goals of asset quality, expense control, and growth of the Corporation; thus the Committee approved incentive payouts under the Plan in 1996. Further, based on the purpose of the Plan (encourage a proprietary interest through stock ownership), past performance of the recipient, and the ability of the recipient to effect the future of the Corporation, the Committee awarded incentive stock options, including awards to Mr. Keil and Mr. Elliott.

    In 1996 the Corporation exceeded its return-on-asset target under the Management Incentive Compensation Plan. The amount of incentive payouts in 1997 based on 1996 performance is not determinable as of the current date.

CEO Compensation
----------------

John D. Lippert's salary for 1996 was determined by the Compensation Committee in accordance with the procedures and standards applied to other executive officers of the Corporation.


Employment and Severance Agreements
-----------------------------------

The Corporation does not have any employment or severance agreements with its executive officers.

The above report on compensation is submitted by the Compensation Committee:

    Laurence R. Steenberg, Chairperson; Donald G. Harris, H. Ray Hoops, and Ronald G. Reherman

COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return among National City Bancshares, Inc. (NCBE); the Center for Research in Securities Prices (CRSP), at the University of Chicago, Total Return Index for Nasdaq Bank Stocks (NASDAQ BANKS); and the CRSP Total Return Index for The Nasdaq Stock Market, U.S. Companies only, (NASDAQ STOCK MARKET). It assumes that $100 is invested December 31, 1991, and all dividends are reinvested. Fiscal year ending December 31 data is used. The shareholder return shown on the graph is not necessarily indicative of future performance.



                             PERFORMANCE GRAPH DATA



                      1991    1992    1993    1994    1995    1996
               NCBE  100.00  136.09  174.95  223.98  246.58  325.56
       NASDAQ BANKS  100.00  145.55  165.99  165.38  246.32  325.62
NASDAQ STOCK MARKET  100.00  116.38  133.59  130.59  184.67  227.16

                          TRANSACTIONS WITH MANAGEMENT

Directors and principal officers (of the Corporation and its subsidiaries) and their associates were customers of, and have had transactions with, the Banks in the ordinary course of business during 1996.

These transactions consisted of extensions of credit by the subsidiaries in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the subsidiaries, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The subsidiaries expect to have, in the future, financial transactions in the ordinary course of its business with directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time on comparable transactions with others.


            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that one report covering one transaction was filed late by Robert A. Keil and Ronald G. Reherman, one report covering two transactions was filed late by John D. Lippert, and two reports covering two transactions were filed late by Michael F. Elliott.

                         ITEM 2. SELECTION OF AUDITORS

The Board of Directors proposes for ratification by the shareholders at the Annual Meeting the appointment of McGladrey & Pullen, LLP, Certified Public Accountants and Consultants as independent accountants to audit the financial statements of the Corporation and its subsidiaries for the year 1997. McGladrey & Pullen, LLP, has audited the books and records of the Corporation and its subsidiaries since 1993. In the event that the shareholders do not ratify the appointment of McGladrey & Pullen, LLP, the Board of Directors will select the Corporation's independent accountants. A representative of McGladrey & Pullen, LLP, is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP, AS AUDITORS FOR THE CORPORATION FOR 1997.


                             ITEM 3. OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE CORPORATION'S 1996 REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST ON OR AFTER MARCH 31, 1997. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO HAROLD A. MANN, SECRETARY, NATIONAL CITY BANCSHARES, INC., 227 MAIN STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868.


                             SHAREHOLDER PROPOSALS

Any proposals to be considered for inclusion in the Proxy material to be provided to shareholders of the Corporation for its next annual meeting to be held in 1998 must be received by the Corporation no later than November 17, 1997.


                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                By Order of the Board of Directors,

                                /S/  HAROLD A. MANN

                                HAROLD A. MANN
                                Secretary

March 17, 1997

                                     PROXY


NATIONAL CITY BANCSHARES, INC.                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
227 Main Street, P. O. Box 868                  The undersigned hereby appoints Waller S. Clements, Ole J. Olsen, Jr., Esq., and
Evansville, IN  47705-0868                      David L. Woll, Esq., Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of National City Bancshares, Inc. held of record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held on April 15, 1997, or any adjournment thereof.

1.   ELECTION OF DIRECTORS - CLASS II  (term to expire 2000)

                FOR all nominees listed below                                   WITHHOLD AUTHORITY
                (except as marked to the contrary below)   / /                  to vote for all nominees listed below   / /

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
               To distribute your votes on a cumulative basis, write the number of votes you wish to cast for each nominee below that nominee's name.

                        Susanne R. Emge                         Robert A. Keil                          Laurence R. Steenberg

2.   PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP as the Corporation's Independent Certified Public Accountants
     for the fiscal year ending December 31, 1997.

                FOR   / /                                       AGAINST   / /                            ABSTAIN   / /

                                         (continued, and to be signed on the other side)

                                                   (continued from other side)

3.   The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.  (IF ANY OTHER BUSINESS IS
PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Please sign exactly as name appears below.           When shares are held by joint tenants, both should sign.  When signing as an attorney,  executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.

                                                                                DATED ______________________________________, 1997
              ____________  No. of Shares Voted
                                                                                __________________________________________________
                                                                                Signature

                                                                                __________________________________________________
                                                                                Signature, if held jointly


              PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.